LETTER OF TRANSMITTAL
TO TENDER CLASS A ORDINARY SHARES
of
SMEDVIG ASA
Pursuant to the Offer to Purchase by SeaDrill Limited, dated March 6, 2006
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 3, 2006 UNLESS THE OFFER IS EXTENDED.
The Depositary for the Offer is:
CITIBANK, N.A.

By Overnight Courier Citibank, N.A. Citibank Agency & Trust 111 Wall Street 15th Floor Zone 8 New York, NY 10005	By Mail: Citibank, N.A. Citibank Agency & Trust 111 Wall Street 15th Floor Zone 8 New York, NY 10005	By Hand: Citibank, N.A. Agency & Trust Window 111 Wall St. 15th Floor New York, NY 10043
By Facsimile Transmission:
(for eligible institutions only)
(212) 657-1020
Confirm Facsimile By Telephone:
(800) 422-2066
CAPITALIZED TERMS USED IN THIS LETTER OF TRANSMITTAL AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING ASCRIBED THERETO IN SEADRILL LIMITED’S OFFER TO PURCHASE, DATED MARCH 6, 2006.
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      This Letter of Transmittal is to be used to tender Class A Class A Shares pursuant to the Offer. No alternative, conditional or contingent tenders will be accepted.

☐	CHECK HERE IF SHARES ARE BEING TENDERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:
Name(s) of Registered Holder(s)

Window Ticket No. (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

      In order to tender Class A Shares pursuant to the Offer, a tendering U.S. holder must complete the following items, and otherwise duly complete and sign this Letter of Transmittal in accordance with the instructions set forth herein and in the Offer to Purchase.
NOTE: ORIGINAL SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
      The undersigned hereby tenders to SeaDrill Limited, a Bermuda limited company (the “Purchaser”), the number of Class A Ordinary Shares indicated herein, upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase, dated March 6, 2006, receipt of which is hereby acknowledged, and upon the terms and subject to the conditions set forth in this Letter of Transmittal (which, together with the “Letter of Transmittal To Tender Class B Ordinary Shares,” “Letter of Transmittal To Tender Class A American Depositary Shares (“Class A ADSs”)”, “Letter of Transmittal To Tender Class B American Depositary Shares (“Class B ADSs”),” and the Offer to Purchase, constitute the “Offer”).
      Subject to and effective upon acceptance for payment of, and payment for, the Class A Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all the Class A Shares that are being tendered hereby, and irrevocably constitutes and appoints the Depositary, on behalf of SeaDrill Limited, the true and lawful agent and attorney-in-fact of the undersigned with respect to such Class A Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Class A Shares, all in accordance with the terms and subject to the conditions of the Offer.
      The undersigned hereby represents and warrants that the undersigned has a net long position (within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended) in the Class A Shares at least equal to the Class A Shares being tendered hereunder, and has full power and authority to tender, sell, assign and transfer the Class A Shares tendered hereby and that, when the same are accepted for payment, good and unencumbered title thereto will be acquired, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver all additional documents deemed by the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Class A Shares tendered hereby, and has read, understands and agrees to be bound by, all the terms and conditions of the Offer.
      The undersigned understands that under certain circumstances set forth in the Offer to Purchase, the Purchaser may terminate or amend the Offer or may postpone the acceptance for payment of, or payment for, Class A Shares tendered. The undersigned understands that tenders of Class A Shares pursuant to any of the procedures described in “Procedure for Accepting the Offer and Tendering Shares and ADSs” in the Offer to Purchase and in the instructions hereto will constitute an agreement by the undersigned to be subject to the terms and conditions of the Offer.
      The undersigned acknowledges that payment of the Class A Offer Price for each Class A Share, other than underlying shares represented by ADSs, tendered by a U.S. holder will be made in Norwegian kroner and paid either (i) to the bank account linked to such U.S. holder’s account with the Norwegian Central Securities Depository, or Verdipapirsentralen (“VPS”) or (ii), if such U.S. holder does not have a bank account linked to his or her VPS account, by way of a check in Norwegian kroner, mailed to the address recorded for such U.S. holder with the VPS.

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

1.	Number of Class A Shares being tendered:

Class A Shares

(Number)

2.	VPS account number in which the Class A Shares being tendered pursuant to the terms and conditions of the Offer, are hereby authorized to be transferred to SeaDrill Limited in connection with the tender of Class A Shares, are held:

VPS account number:

3.	Payment for Class A Shares shall be made to the bank account linked to each tendering holder’s VPS account. If a tendering holder does not have a bank account linked to his or her VPS account, then payment shall be made by way of a check in Norwegian kroner, mailed to the address recorded for such holder with the VPS.

4.	Please provide the following details and sign in the place indicated below:
Information pertaining to the shareholder.
(Note: The information required by this item 4 must be provided)

Personal number/ Organization number	Daytime telephone

Last name/Company name	First name

Mailing address (Street, box, etc.)	Date

Signature of shareholder (or legal guardian of a minor)

6.	If the Class A Shares being tendered hereunder are pledged as collateral, the holder of the pledge must provide the following details and sign in the place indicated below:
Information pertaining to the pledgee (where appropriate).

Personal number/ Organization number	Daytime telephone

Last name	First name

Mailing address (Street, box, etc.)	Date

Postal Code	City/town

State	Date

Signature of pledgee

INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING A PART OF THE TERMS AND CONDITIONS OF THE OFFER
      1.     Delivery of Letter of Transmittal. In order to tender Class A Shares pursuant to the Offer, a tendering holder must properly complete and duly execute this Letter of Transmittal with an original signature, and deliver it together with any other documents required by this Letter of Transmittal to the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal before 4 p.m. New York City time on the Expiration Date. Class A Shareholders who (i) have purchased Class A Shares, but who have not been registered by the Norwegian Norwegian Central Securities Depository, or Verdipapirsentralen (“VPS”) as the owners of such Class A Shares, and who will not be so registered as the owners thereof before 4 p.m. New York City time on the Expiration Date, and (ii) who will nevertheless be registered by the VPS as the owners of such Class A Shares within three New York Stock Exchange trading days after 4 p.m. New York City time on the Expiration Date may tender such Class A Shares pursuant to the guaranteed delivery procedure described under the caption “Procedures for Accepting the Offer and Tendering Shares and ADSs” in the Offer to Purchase. Pursuant to such procedure, a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by the Purchaser, must be received by the Depositary before 4 p.m. New York City time on the Expiration Date, and a Letter of Transmittal (or a photocopy thereof), properly completed and duly executed, and any other documents required by this Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.
      Only Class A Shares may be tendered into the Offer pursuant to this Letter of Transmittal. A holder of Class B Shares or ADSs desiring to accept the Offer should properly complete and duly execute the “Letter of Transmittal To Tender Class B Ordinary Shares,” “Letter of Transmittal To Tender Class A American Depositary Shares (“Class A ADSs”)” or “Letter of Transmittal To Tender Class B American Depositary Shares (“Class B ADSs”),” as the case may be, by which such holder may tender Class B Shares or ADSs into the Offer. Holders of Class B Shares and ADSs may not tender Class B Shares or ADSs into the Offer pursuant to this Letter of Transmittal. See “Procedure for Accepting the Offer and Tendering Shares and ADSs” in the Offer to Purchase.
      The method of delivery of this Letter of Transmittal is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed for such documents to reach the Depositary. Delivery will be deemed made only when actually received by the Depositary. No alternative, conditional or contingent tenders will be accepted. By executing this Letter of Transmittal (or a manually signed photocopy thereof), a tendering holder waives any right to receive any notice of the acceptance for payment of Class A Shares.
      2.     Stock Transfer Taxes. Except as provided in this Instruction, the Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Class A Shares to it or its order, pursuant to the Offer.
      3.     Irregularities. All questions as to the Class A Offer Price, the deductions, if any, to be made from the Class A Offer Price, the number of Class A Shares tendered and accepted, the form of documents, and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Class A Shares will be determined by the Purchaser in its sole discretion, which determination shall be final and binding on all parties. The Purchaser reserves the absolute right to reject any or all tenders of Class A Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Purchaser’s counsel, be unlawful. The Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any particular Class A Shares, and the Purchaser’s interpretations of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Class A Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Purchaser shall determine. None of the Purchaser, the Depositary, the Information Agent or any other person is or will be obliged to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

      4.     Requests for Assistance or Additional Copies. For holders of Class A Shares, questions and requests for assistance may be directed to the Information Agent at its address or telephone number set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and other related materials may be obtained from the Information Agent, or brokers, dealers, commercial banks and trust companies. For holders of Class B Shares and ADSs, questions and requests for assistance or for copies of the “Letter of Transmittal To Tender Class B Ordinary Shares,” “Letter of Transmittal To Tender Class A American Depositary Shares” (“Class A ADSs”), and “Letter of Transmittal To Tender Class B American Depositary Shares (“Class B ADSs”)” may be directed to the Information Agent. Holders of Class B Shares and ADSs may not tender into the Offer by executing and delivering this Letter of Transmittal. Class B Shares and ADSs may only be tendered into the Offer by properly completing and duly executing the “Letter of Transmittal To Tender Class B Ordinary Shares,” “Letter of Transmittal To Tender Class A American Depositary Shares” (“Class A ADSs”), and “Letter of Transmittal To Tender Class B American Depositary Shares (“Class B ADSs”),” or by complying with the guaranteed delivery procedure described in the Offer to Purchase.
The Information Agent for the Offer is:
17 State Street, 10th Floor
New York, New York 1004
Banks and Brokers Call Collect: (212) 440-9800
All Others Please Call Toll-Free: (800) 441-4290

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